                                                                   Exhibit 10.3


                                   PC411, INC.

                             STOCK OPTION AGREEMENT

                                   May 8, 1998



         PC411, INC., a Delaware corporation (the "Company"), hereby grants to
R. Mark Elmore (the "Optionee") stock options (each an "Option" and collectively the "Options") to purchase a total of 110,000 shares (each a "Share" and collectively the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") on the terms and conditions set forth herein.

         1. Term.

         (a) The Options are granted on the date first above written.

         (b) The Options shall expire at the close of business on March 31, 2008 (the "Termination Date").

         2. Price.

         The purchase price of $1.50 for each Share upon exercise of an Option is not less than the fair market value of a share of Common Stock on the date hereof.

         3. Characterization of Options.

         The Options granted pursuant to this Agreement are intended to be Incentive Stock Options, as defined in section 422 of the Code.

         4. Written Notice of Exercise.

         The Options may be exercised only by delivering to the Secretary of the Company, at its principal office within the time specified in Paragraph 1 or such shorter time as is otherwise provided for herein, a written notice of exercise substantially in the form described in Paragraph 10.

         5. Anti-Dilution Provisions.

         (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by the Options shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of any stock dividend with respect to the Common Stock of the Company, or any other increase or decrease in the number of issued shares of Common Stock effected without the receipt of consideration by the Company. No change shall be made in the aggregate purchase price to be paid for the Shares, but the aggregate purchase price shall be allocated among all the Shares after giving effect to the adjustment; provided, however, that any fractional Shares resulting from any such adjustment shall be eliminated.

         (b) In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into any other corporation, the Board of Directors of the Company (the "Board") shall, as to outstanding optionOptions, either (i) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock; provided, only that the excess of the aggregate fair market value of the Shares immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to such options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Optionee, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

         6. Investment Representation and Legend of Certificates.

         Optionee agrees that until such time as a registration statement under the Securities Act of 1933, as amended, becomes effective with respect to the Option and/or the Shares, the Optionee is taking the Options and will take the Shares for investment purposes only and not for resale or distribution. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing the Shares such legend as the Board may prescribe for the purpose of preventing disposition of the Shares in violation of the Securities Act of 1933, as amended.

         7. Non-Transferability.

         During the Optionee's lifetime, the Options shall be transferable by the Optionee to accredited investors only. After the Optionee's death, the Options may be transferable by will or by the laws of descent and distribution.

         8. Certain Rights Not Conferred by Options.

         The Optionee shall not, by virtue of holding the Options, be entitled to any rights of a stockholder in the Company.

         9. Expenses.

         The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

         10. Exercise of Options.

         (a) The Options shall vest and become exercisable on the following dates:
                36,666 on the date which is one year from the date hereof; 36,667 on the date which is two years from the date hereof; and 36,667 on the date which is three years from the date hereof.

         (b) An Option shall be exercisable by written notice of such exercise, in the form prescribed by the Board or the committee appointed by the Board to administer the Plan, to the Secretary of the Company, at its principal office. The notice shall specify the number of Options being exercised (which number, if less than all of the Options then subject to exercise, shall be 100 or a multiple thereof) and shall be accompanied by payment (i) in cash or by check in the amount of the full purchase price of such Shares or (ii) in such other manner as the Board or the Committee shall deem acceptable.

         (c) No Shares shall be delivered upon exercise of any Option until all laws, rules and regulations which the Board may deem applicable have been complied with. If a registration statement under the Securities Act of 1933, as amended, is not then in effect with respect to the Shares issuable upon such exercise, the Company may require as a condition precedent that the person exercising the Options give to the Company a written representation and undertaking, satisfactory in form and substance to the Board, that such person is acquiring the Shares for their own account for investment purposes only and not with a view to the distribution thereof.

         (d) The person exercising an Option shall not be considered a record holder of the Shares so purchased for any purpose until the date on which such person is actually recorded as the holder of such stockShares in the records of the Company.



                                            PC411, INC.



                                            By: /s/ J. Bryant Kirkland III
                                                -------------------------------
                                                    J. Bryant Kirkland III


Accepted as of the date
first set forth above.


/s/ R. Mark Elmore
------------------------------
    R. MARK ELMORE